As filed with the Securities and Exchange Commission on December 21, 2012

Registration No. 333-76045

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO
FORM S-3 REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

VERSANT CORPORATION
(Exact name of registrant as specified in its charter)

California	94-3079392
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Versant Corporation
255 Shoreline Drive, Suite 450
Redwood City, CA 94065
(650) 232-2400
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Marc Monahan
Chairman
VERSANT CORPORATION
255 Shoreline Drive, Suite 450
Redwood City, California 94065
(650) 232-2400
(Name, Address and Telephone Number of Agent For Service)
Approximate date of commencement of proposed sale to the public: Not applicable.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Accelerated filer ☐	Smaller reporting company ☒

EXPLANATORY NOTE
DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the following Registration Statement on Form S-3 (the “Registration Statement”) filed by Versant Corporation, a California corporation (the “Registrant”), with the Securities and Exchange Commission:

•	Registration Statement No. 333-76045 filed on Form S-3 on April 9, 1999, which registered the offering by selling security holders of 3,175,586 shares of common stock, no par value.
On November 21, 2012, the Registrant entered into an Agreement and Plan of Merger with Actian Corporation, a Delaware corporation (“Actian”), and Actian Sub I, Inc., a wholly-owned subsidiary of Actian (“Merger Sub”), pursuant to which the Merger Sub is merged with and into the Registrant, with the Registrant surviving as a wholly-owned subsidiary of Actian (the “Merger”).

In connection with the Merger, the offerings pursuant to the Registration Statements have been terminated. The Registrant hereby removes from registration any of the securities registered under the Registration Statement that remain unsold under the above listed Registration Statement as of the filing date of this Post-Effective Amendment.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, and Rule 478 thereunder, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on this 21st day of December, 2012.

VERSANT CORPORATION

By:	/s/ Marc Monahan
Marc Monahan
Chairman

Note: No other person is required to sign this Post-Effective Amendment to the Registration Statement in reliance on Rule 478 of the Securities Act of 1933.